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                                                                 Exhibit 10.28


                              OSIRIS THERAPEUTICS, INC.

                                 Consulting Agreement




                                                      November, 1995

Gentlemen:

This letter confirms our agreement between Osiris Therapeutics, Inc.
("the Company") and Friedli Corporate Finance AG ("Friedli") in connection with the investments by Friedli in the Company and to provide financial consulting services pursuant to the following procedures, terms and conditions:

1.  Term
    ----
    The Company hereby retains Friedli, and Friedli hereby accepts such engagement, for a term commencing on November 1, 1995 and terminating on November 1, 2002, or such earlier date upon which this Agreement or specific duties under this Agreement shall terminate.

2.  The Company's Obligation
    ------------------------
    (a) At Friedli's request, the Company will furnish written quarterly status reports to Friedli describing both, positive and negative events, until such time as the Company becomes public.

    (b) At Friedli's request, the Company at its own expenses will make presentations to investors in Switzerland and Luxembourg.

3.  First Right of Refusal
    ----------------------
    The Company grants Friedli the first right of refusal of any new equity or debt financing with thirty (30) days written notice to Friedli.

4.  Proxy and other Shareholder Material
    ------------------------------------
    The Company agrees to mail proxy and any other shareholder material for any ordinary or extraordinary shareholder meeting to the Friedli investors at least thirty (30) days in advance.

5.  IPO Allocation
    --------------
    The Company agrees to provide a preemptive right to Friedli to allocate 10% of the offering in case of an IPO.

6.  Expenditure Veto Right
    ----------------------
    The Company agrees, that Friedli has the veto right on any single capital expenditure or single contact of US$500,000 or more until a new equity investment of $5,000,000 or more is completed after the closing of the Series D Preferred Stock financing.

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7.  Duties and Representations of Friedli
    -------------------------------------
    (a) Friedli shall provide services to the Company in the form of consultation, advice and assistance upon the reasonable request of the Company and at such times as are convenient to Friedli in its reasonable discretion. Such services may include, but are not limited to, (i) providing general business, financial and investment advice to the Company during the term of this Agreement, and (ii) serving as a liaison between Friedli clients/investors and the Company by disseminating information, including proxy and other shareholder material, to such investors on behalf of the Company.

    (b) Friedli agrees to use its best efforts in performing the foregoing services.

8.  Compensation
    ------------
    (a) In consideration of the services to be provided by Friedli hereunder, the Company shall pay Friedli US$4,000 per month upon the instructions of Peter Friedli.

    (b) The Company will also pay Friedli upon request up to US$ 15,000 per year for expenses such as traveling, etc.

9.  Status of Consultant
    --------------------
    Friedli agrees to render services to the Company as an independent contractor to, and not as an employee, of the Company. Friedli acknowledges and agrees, that it will be an independent contractor for all purposes including, but not limited to, payroll and tax purposes, and that Friedli shall not represent itself to be an employee or officer of the Company.

10. Termination
    -----------
    This agreement may be terminated by the Company or Friedli upon thirty
    (30) days prior written notice to the other party. If terminated by the Company, the full balance through November 1, 2002 of the consulting fee will be immediately due.

11. Confidentiality
    ---------------
    Except as the Company may otherwise consent for Company's benefit, Friedli agrees to keep confidential and not to disclose or make any use of at any time either during or subsequent to the term of this Agreement, any inventions, trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other information pertaining to the Company or any of its affiliates.

12. Assignment
    ----------
    The terms of this Agreement shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and permitted assigns. This Agreement may not be assigned by the Company or Friedli without the prior written consent of the other part hereto.

13. Governing Law
    -------------
    This Agreement shall be governed by the laws of the State of Maryland without giving effect to principles of conflicts of law.

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14. Counterparts
    ------------
    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same agreement.

If the foregoing is in accord with your understanding of our agreement, please sign in the space provided below and return a signed copy of this letter to the Company.

                                            Sincerely,

                                            OSIRIS THERAPEUTICS, INC.




                                            By: /s/ James S. Burns
                                               -------------------------------
                                               James S. Burns, President & CEO



Accepted and agreed:
FRIEDLI CORPORATE FINANCE AG



By: /s/ Peter Friedli
   -----------------------
        Peter Friedli